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                                                                    EXHIBIT 99.1


Contacts:
---------

Endwave Corporation                       Market Street Partners
Chief Financial Officer                   Investor Relations
Bruce M. Margetson                        Halie Weissman
(408) 522-3100                            (415)-658-4123


Walt & Company                            Market Street Partners
Public Relations                          Financial Media
Reena Spektor                             Bobby Fasulo
(408) 496-0900                            (415)-658-4123


NOT FOR IMMEDIATE RELEASE
-------------------------

                 ENDWAVE ACQUIRES BROADBAND WIRELESS BUSINESS
                                 FROM M/A COM

    Strategic Investment Strengthens Endwave's Position as Leader in High-
                     Capacity Broadband Wireless Products


SUNNYVALE, CALIF. - April 25, 2001 - Endwave Corporation (Nasdaq: ENWV), the leading provider of radio frequency (RF) subsystems for ultra-broadband wireless access networks, today announced that it has acquired certain assets of M/A COM's broadband wireless business, reinforcing Endwave's position as the industry leader in high data rate broadband wireless point-to-point (PTP) products.

"This acquisition provides substantial technological and financial benefits to Endwave, and further strengthens the company's leadership position," said Edward
A. Keible, chief executive officer and president of Endwave. "The acquired technology and additional engineering capacity will allow Endwave to better address opportunities in the growing high data rate point-to-point access and cellular backhaul markets."

"Divestiture of this segment of our broadband activity allows us to continue to sharpen our product focus on other areas of this emerging marketplace," said Rick Hess, president of M/A COM.

                                    -more-
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Endwave Acquires M/A Com's Broadband Wireless Business                   Page 2


The purchase price for the assets is $6 million plus the assumption of certain liabilities, with Endwave paying $4 million in cash and issuing $2 million worth of Endwave shares of common stock. With this transaction, Endwave acquired a range of assets including existing customer agreements and a product line consisting of transceivers, synthesizers, and high-performance YIG (Yttrium Iron Garnet) oscillators, and related patents and proprietary technology. Also as part of the transaction, Endwave was granted a license to use M/A COM's MIM (metal injection molding) and packaging technologies for commercial market applications. In addition, Endwave increased its employee base with a highly experienced RF engineering team and specialized technical manufacturing team to support the YIG products.

 "Our customers and the point-to-point market are moving to high capacity solutions capable of Optical Carrier transmission rates of OC-3 or 155Mbps and above. The unique YIG-based synthesizers are critical components in high capacity broadband radios given their high spectral purity," stated Keible. "With this YIG synthesizer technology combined with our transceiver products, we can better serve the industry with a broader array of fully-integrated, high-performance products."

Endwave management will discuss the financial implications of this acquisition during the company's first quarter conference call scheduled for 1:30 pm PDT, April 26, 2001, which will be available via Web cast by logging into the investor relations section of our website at www.endwave.com. The Web cast
                                             ---------------
replay will be available approximately one hour after the conclusion of the call and will remain available for seven days after the call.


About Endwave

Endwave Corporation is a provider of radio frequency (RF) subsystems that enable the transmission and reception of data signals in broadband wireless systems. The company develops and manufactures products used in high-speed cellular backhaul, point-to-point access and point-to-multipoint access applications. These products include RF modules, integrated transceivers, broadband antennas and outdoor units. Endwave has more than

                                    -more-
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Endwave Acquires M/A Com's Broadband Wireless Business                    Page 3


30 issued patents covering its core technologies including semiconductor, circuit and antenna designs as well as its Flip-Chip Integrated Circuit (FCIC) technology. Endwave Corporation is headquartered in Sunnyvale, Calif. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: Statements in this press release may contain forward-looking statements within the meaning of the Federal securities laws and are subject to the safe harbors created thereby. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: The risks that products will fail to achieve market acceptance, the timing of customer orders, delays in the design process, the length of our sales cycle, our ability to develop, introduce and market new products and product enhancements, changes in product mix or distribution channels; the demand for wireless networking products and end-user products that incorporate wireless technology; competitive technologies; and, technological difficulties and resource constraints encountered in developing and/or introducing new products. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's report on form 10-K filed with the Commission for the year ended December 31, 2000.